UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2009, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”) appointed Clyde Harrison to the Company’s Board of Directors effectively immediately. With Mr. Harrison’s appointment, the Company’s Board of Directors now consists of six members. It is contemplated that Mr. Harrison may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time. Mr. Harrison resides in Cary, Illinois and has no family relationships with any of the Company’s directors, executive officers, director nominees or significant employees. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Harrison’s Professional History

Most recently, Mr. Harrison was the Founding Member of Beeland Management Company, LLC. During his 5-year tenure as its CEO, Mr. Harrison managed the Rogers Raw Materials Index Funds, which gained 150% while the benchmark S&P index gained 1%. From 2004 until 2007, Mr. Harrison was a member of the board of directors of Geocom Resources, Inc., an early exploration stage mineral resource company.

Mr. Harrison has served as a pension fund consultant and has extensive experience as a derivative trader. Mr. Harrison began his career in 1968 in finance with Lamson Brothers. In 1974 he became General Partner with Carl Icahn, managing hedge positions for corporate takeovers. Mr. Harrison later served as a consultant to Commerz Bank, creating the risk control system employed to relocate their futures headquarters from Europe to Chicago. Mr. Harrison has also served as General Partner for a number of private investment and trading funds.

Mr. Harrison is a former member of the Managed Futures Committee of the Chicago Mercantile Exchange. He has consulted for NBD Bank and Northern Trust, and Mr. Harrison has served as a Special Consultant to the Chairman of the Chicago Board Options Exchange. Mr. Harrison is a prior member of the International Monetary Market.

Director Compensation

In connection with Mr. Harrison’s appointment to the Board of Directors, on June 29, 2009 (the “Grant Date”), Mr. Harrison received an option to purchase 100,000 shares of Company common stock, with an exercise price of $0.03 per share determined based upon the closing price of the Company’s common stock as quoted by the OTC Bulletin Board on the Grant Date (the “Options”). The Options shall vest immediately and shall expire five years from the Grant Date. In addition, as a director of the Company, Mr. Harrison will receive a stipend of $1,000 per month effective immediately.

SECTION 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On June 29, 2009, the Company issued a press release announcing the appointment of Mr. Harrison to the Company’s Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated June 29, 2009, entitled “Golden Phoenix Minerals Appoints Clyde Harrison to Its Board of Directors”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	July 2, 2009	By: /s/ Robert P. Martin

Robert P. Martin

President

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 29, 2009, entitled “Golden Phoenix Minerals Appoints Clyde Harrison to Its Board of Directors”

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